UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2012

ENCORE WIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20278	75-2274963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1329 Millwood Road McKinney, Texas		75069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 562-9473

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is hereby incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2012, Encore Wire Corporation, a Delaware corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and letter of credit issuer, Wells Fargo Bank, National Association, as syndication agent, and the financial institutions a party thereto as lenders. The Credit Agreement provides for a $150,000,000 five-year revolving credit and letter of credit facility through October 1, 2017, replacing the Company’s prior $150,000,000 revolving credit and letter of credit facility. The Company’s obligations under the Credit Agreement are guaranteed by the Company’s subsidiary, EWC Aviation Corp., and are unsecured. Loans under the Credit Agreement accrue interest at a rate based on either LIBOR or prime, plus a margin based on the Company’s leverage ratio, determined quarterly. The Credit Agreement provides that the Company may request, at any time, subject to the satisfaction of certain conditions, that the aggregate commitments under the Credit Agreement may be increased by up to an additional $100,000,000.

The Credit Agreement contains customary representations, warranties and covenants, including, among others:

•	a requirement that the Company maintain a minimum fixed charge coverage ratio;

•	a requirement that the Company not exceed a maximum leverage ratio;

•	a limitation on the Company’s annual capital expenditures;

•	a restriction on creating liens on the assets of the Company and its subsidiaries;

•	a restriction on making investments;

•	a restriction on the incurrence of debt by the Company and its subsidiaries;

•	a restriction on merger, dissolution, liquidation or consolidation of the Company;

•	a restriction on sales of the assets of the Company and its subsidiaries;

•	a restriction on the Company’s ability to make dividend payments, distributions and redemptions;

•	restrictions on the Company’s lines of business; and

•	a restriction on transactions with affiliates of the Company.

The Credit Agreement also contains customary events of default. If an event of default occurs and is continuing, the Company may be required to repay the obligations under the Credit Agreement prior to their stated maturity. Lenders holding more than 66 2/3% of the loans and commitments under the Credit Agreement (or all Lenders, if there are less than three Lenders) may elect to terminate the commitments and declare all outstanding obligations under the Credit Agreement to be immediately due and payable upon the occurrence and during the continuation of an event of default.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE WIRE CORPORATION

Date: October 3, 2012	By:	/s/ FRANK J. BILBAN
Frank J. Bilban, Vice President – Finance,
Chief Financial Officer, Treasurer and Secretary